Exhibit 23.4

CONSENT OF

CREDIT SUISSE FIRST BOSTON LLC

Board of Directors

Hughes Electronics Corporation
200 N. Sepulveda Boulevard
El Segundo, California 90245

Board of Directors

General Motors Corporation
300 Renaissance Center
Detroit, Michigan 48265

Members of the Boards:

      We hereby consent to: (i) the inclusion of our opinion letter dated August 5, 2003 to the Boards of Directors of Hughes Electronics Corporation (“Hughes”) and General Motors Corporation (“GM”) as attached on pages E-11 through E-14 of Appendix E to the Consent Solicitation Statement/ Joint Prospectus included in Amendment No. 2 to Registration Statement No. 333-105851 filed on August 21, 2003 of Hughes on Form S-4 (the “Hughes Registration Statement”) and Amendment No. 2 to Registration Statement No. 333-105853 filed on August 21, 2003 of The News Corporation Limited on Form F-4 (the “News Corporation Registration Statement,” and together with the Hughes Registration Statement, the “Registration Statements”); (ii) the inclusion of our opinion letter dated April 9, 2003 to the Boards of Directors of Hughes and GM as Exhibit 99.19 to the Hughes Registration Statement and as Exhibit 99.21 to the News Registration Statement; (iii) reference to such opinion letters under Item 21(c) of Part II of the Registration Statements; and (iv) the references made to our firm and to such opinions in the Registration Statements under the headings “Summary— Fairness of the Transactions; Recommendation of the GM Board of Directors,” “The Transactions— GM Background and Considerations— Development of the Transactions by GM and Hughes,” “The Transactions— GM Background and Considerations— Recommendations of the Hughes Board of Directors, the GM Capital Stock Committee and the GM Board of Directors; Fairness of the Transactions,” “The Transactions— GM Background and Considerations— Fairness Opinions of Hughes’ Financial Advisors,” “The Transactions— GM Background and Considerations— Fairness Opinions of Hughes’ Financial Advisors— Credit Suisse First Boston Fairness Opinion,” and “The Transactions— GM Background and Considerations— Fairness Opinions of Hughes’ Financial Advisors— Financial Analyses of Hughes’ Financial Advisors.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” with respect to any part of the Registration Statements for purposes of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ WILLIAM L. RAINCSUK

Name: William L. Raincsuk, Jr.
Title: Managing Director
Date: August 21, 2003